UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — July 23, 2007 (July 19, 2007)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment Agreement with David Doft

On July 19, 2007, MDC Partners Inc. (the “Company”) entered into an employment agreement with David Doft. Pursuant to the agreement, Mr. Doft will serve as the Company’s Chief Financial Officer for an initial term commencing on August 10, 2007 and expiring on July 31, 2010. During the term, he will receive an annual base salary of $300,000, a sign-on bonus of $50,000, a calendar year 2007 bonus of $150,000, and he will be eligible to receive an annual discretionary bonus beginning with calendar year 2008 in an amount up to 100% of his base salary, to be determined in accordance with such criteria as are approved by the Human Resources & Compensation Committee of the Company’s Board of Directors. In addition, as an inducement to his acceptance of employment at MDC Partners, Mr. Doft will be granted 35,000 restricted shares of the Company’s Class A subordinated voting stock. The agreement also provides Mr. Doft with severance of up to eighteen months of his total remuneration and continued participation in certain Company benefit plans, as well as eligibility to earn a pro rata portion of his annual discretionary bonus for the year of termination, if the Company terminates his employment without “cause” or if he terminates his employment for “good reason”, as such terms are defined in the agreement.

Mr. Doft will replace Steven Berns, MDC’s former President and Chief Financial Officer. Miles Nadal, the Company’s Chairman and Chief Executive Officer, will assume the additional role of President of the Company. Michael Sabatino, in addition to his continuing role as the Company’s Chief Accounting Officer, will serve as interim Chief Financial Officer until Mr. Doft assumes his role as expected on August 10, 2007.

Departure of Steven Berns

On July 23, 2007, the Company entered into a Separation Agreement and Release with Steven Berns. Pursuant to this Separation Agreement and Release, the Company will pay Mr. Berns an amount equal to $1.15 million over the next two years, together with continued participation under the Company’s health benefit plans during such time period. Mr. Berns outstanding equity awards will be treated in accordance with their terms. On July 23, 2007, Steven Berns informed the Company of his decision to resign from the Company’s Board of Directors, effective as of July 23, 2007. Mr. Berns’ decision to resign from the Board was not due to any disagreement on any matter relating to MDC Partners’ operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The filing exhibit is filed herewith:

99.1	Press release dated as of July 23, 2007, relating to the announcement of Mr. Doft’s appointment as Chief Financial Officer and departure of Steven Berns.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 23, 2007	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary